UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2011

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
 (Address of Principal Executive Offices) (Zip Code)

 (217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 19, 2011, Mercantile Bancorp, Inc, (the “Company”) announced that its subsidiary, Mercantile Bank (the “Bank”), entered into a definitive Branch Purchase Agreement with HNB National Bank whereby the Bank will sell approximately $63 million in loans to HNB National Bank and HNB National Bank will assume up to $74 million in deposits booked at Bank branches located in Savannah and St. Joseph, Missouri (the “Bank Branches”) for a deposit premium of 1.5%.

The consummation of the transactions contemplated by the Branch Purchase Agreement are subject to customary closing conditions, including (i) the obtaining of certain requisite regulatory approvals, (ii) the absence of certain legal impediments to the consummation of the transactions contemplated by the Branch Purchase Agreement, (iii) the entering into certain agreements between the parties, and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The Branch Purchase Agreement has been included to provide investors and security holders with information regarding their respective terms and not to provide investors and security holders with any other factual information regarding the Company or its business.  The inclusion of each agreement is not intended to provide any other factual information about the Company, the Bank or HNB National Bank.  The representations, warranties and covenants contained in the Branch Purchase Agreement are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Branch Purchase Agreement, may be subject to limitations agreed upon by the respective contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Branch Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders.  Investors and security holders are not third-party beneficiaries under the Branch Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Branch Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01  Financial Statements And Exhibits

         (d) Exhibits:

Exhibit Number	Description
10.1	Branch Purchase Agreement between Mercantile Bank and HNB National Bank dated October 19, 2011
99.1	Press Release, dated October 18, 2011.

Caution about Forward-Looking Statements

Certain statements made herein and in the attached press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Lee R. Ketih
Name:	Lee R. Keith
Title:	President and Chief Executive Officer

Date: October 19, 2011

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